Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 1, 2002, except for Note Q as to which the date is September 16, 2003, relating to the financial statements and financial statement schedules of Incara Pharmaceuticals Corporation and Incara Development, Ltd., which appear in Incara Pharmaceuticals Corporation’s Amended Annual Report on Form 10-K/A for the year ended September 30, 2002.

/s/    PRICEWATERHOUSECOOPERS LLP

Raleigh, North Carolina

November 25, 2003